UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 13, 2012

Date of Report (Date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 13, 2012, salesforce.com, inc. (the “Company”) completed its previously announced acquisition of Buddy Media, Inc. (“Buddy Media”) pursuant to that certain Agreement and Plan of Merger, dated June 3, 2012, by and among the Company, Bullseye Merger Corporation, a wholly owned subsidiary of the Company (“Merger Sub”), Buddy Media and Shareholder Representative Services LLC as the stockholder representative thereunder (the “Merger Agreement”).

Pursuant to the Merger Agreement, Merger Sub merged with and into Buddy Media, with Buddy Media surviving the merger and becoming a wholly owned subsidiary of the Company. In connection with the merger, the Company paid approximately $475 million in cash and approximately 1.4 million newly issued shares of Company common stock, par value $0.001 per share (“Company Common Stock”). In addition, the Company issued approximately 287,000 restricted shares of Company Common Stock to the founders and the holders of restricted stock of Buddy Media, in each case subject to forfeiture in certain circumstances upon the termination of their employment with the Company or its subsidiary.

In general, stock options and restricted stock units of Buddy Media were converted into options and restricted stock units, respectively, denominated in shares of Company Common Stock based on formulas set forth in the Merger Agreement.

The cash portion of the purchase price was funded through the Company’s cash and cash equivalents.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1. The foregoing description of the Merger Agreement and the transactions contemplated thereby are a summary only and are qualified in their entirety by the full text of the Merger Agreement, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 2.01 is hereby incorporated into this Item 3.02. In accordance with the Merger Agreement, a portion of the consideration to be delivered to the former stockholders of Buddy Media consists of shares of Company Common Stock. These shares of Company Common Stock will be issued pursuant to exemptions from registration provided by Section 4(2) and/or Regulation D and/or Regulation S of the 1933 Securities Act, as amended.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statement of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K by October 23, 2012.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K by October 23, 2012.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated June 3, 2012, by and among salesforce.com, inc., Bullseye Merger Corporation, Buddy Media, Inc., and Shareholder Representative Services LLC

*	Incorporated by reference to exhibit filed with Registrant’s Current Report on Form 8-K, filed June 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2012	salesforce.com, inc.

	By:	/s/ Burke F. Norton
		Name:	Burke F. Norton
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated June 3, 2012, by and among salesforce.com, inc., Bullseye Merger Corporation, Buddy Media, Inc., and Shareholder Representative Services LLC

*	Incorporated by reference to exhibit filed with Registrant’s Current Report on Form 8-K, filed June 4, 2012.